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May 7, 1998


Case Credit Corporation
5729 Washington Avenue
Racine, Wisconsin 53406

Case Receivables II Inc.
700 State Street
Racine, Wisconsin 53404

Ladies and Gentlemen:

As General Counsel and Secretary of Case Corporation, and as counsel for its subsidiaries, including Case Receivables II Inc., a Delaware corporation (the "Seller"), and Case Credit Corporation, a Delaware corporation (the "Servicer"), I am familiar with the registration statement on Form S-3 (the "Registration Statement") to be filed by the Seller with the Securities and Exchange Commission in connection with the registration by the Seller of Asset Backed Securities (the "Securities") in an aggregate principal amount of $3,000,000,000. As described in the Registration Statement, the Securities will be issued from time to time in series, with each series to be issued by a Delaware business trust (each, a "Trust") to be formed by the Seller pursuant to a Trust Agreement (each, a "Trust Agreement") between the Seller and a Trustee. With respect to each series, the Securities will be issued pursuant to: (a) a Trust Agreement or (b) an Indenture (each, an "Indenture") between the related Trust and an Indenture Trustee, and the Securities will be sold from time to time pursuant to certain underwriting agreements (the "Underwriting Agreements") between the Seller and the various underwriters named therein.

I, or members of my staff, have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of Sale and Servicing Agreement among a Trust, the Seller and the Servicer, the form of Indenture (including forms of notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act and the form of certificate filed as an exhibit thereto) and the forms of Underwriting Agreements for the notes and the certificates (the "Operative Agreements"). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

I, or members of my staff, are familiar with the certificates of incorporation of the Seller and the Servicer and have examined all statutes, corporate records and other instruments that I, or members of my staff, have deemed necessary to examine for the purposes of this opinion.

Based on and subject to the foregoing, I am of the opinion that, with respect to the Securities of any series, when : (a) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (b) the amount, price, interest rate and other principal terms of




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such Securities have been fixed by or pursuant to authorization of the
Board of Directors of the Seller, (c) the Operative Documents relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above,
(d) the Certificate of Trust for the related Trust has been duly executed by the Trustee and timely filed with the Secretary of State of Delaware,
(e) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (f) such Securities have been duly executed and issued by the related Trust and authenticated by the Trustee or the Indenture Trustee, as applicable, and sold by the Seller, and (g) payment of the agreed consideration for such Securities shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration
Statement: (i) such Certificates will have been duly authorized by all necessary action of the Trust and will be legally issued, fully paid and nonassessable (except to the extent the Certificate retained by the Seller is assessable pursuant to Section 2.7 of the Trust Agreement) and (ii) such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture.

My opinions expressed herein are limited to the federal laws of the United States, the laws of the State of Illinois and the business trust laws of the State of Delaware. As to matters governed by the laws of the State of New York, I have assumed with your permission that the laws of such state are identical to the laws of the State of Illinois.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of my name therein.

Sincerely,


/s/ Richard S. Brennan

Richard S. Brennan